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                   Exhibit 23.4 - Consent of Angerer & Angerer


                                ANGERER & ANGERER
                                ATTORNEYS AT LAW
                             7268 Blountstown Highway
                         Tallahassee, Florida 32302-2468

                                MAILING ADDRESS:
                              POST OFFICE BOX 10468
                         TALLAHASSEE, FLORIDA 32310

ROBERT J. ANGERER                               TELEPHONE: (850) 576-5982
ROBERT J. ANGERER, JR.                          FACSIMILE: (850) 576-1342

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


         Re:  Coastal Caribbean Oils & Minerals Ltd.


Ladies and Gentlemen:


         I hereby consent to the reference to me under the caption "Legal Proceedings" and under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 relating to 12,016,907 shares of common stock of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.



                                                               Very truly yours,

                                                       By: /s/ Robert J. Angerer
                                                               Robert J. Angerer



Tallahassee, Florida
September 6, 2000